UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a -12

IDEANOMICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

IDEANOMICS, INC.

November 12, 2021

Dear Shareholder:

You are invited to attend Ideanomics, Inc.’s (the “Company”) Annual Meeting of Shareholders on December 22, 2021, at 10:00 AM, local time (New York Time). In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/IDEX2021, where you will be able to listen to the meeting live, submit questions and vote. We encourage you to vote your shares prior to the Annual Meeting.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the virtual Annual Meeting, your vote is important and you are encouraged to vote promptly. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote at the virtual Annual Meeting.

Very truly yours,

/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer

IDEANOMICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 22, 2021

November 12, 2021

TO THE SHAREHOLDERS OF IDEANOMICS, INC.:

You are cordially invited to attend the Annual Meeting of Shareholders of Ideanomics, Inc., a Nevada corporation (the “Company”), to be held on December 22, 2021, at 10:00 AM, local time (New York Time). In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/IDEX2021, where you will be able to listen to the meeting live, submit questions and vote. We encourage you to vote your shares prior to the Annual Meeting.

1.       Elect the five directors named in the attached Proxy Statement to serve for a one-year term to expire at the 2021 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, as follows: five directors, including Alfred P. Poor, Shane McMahon, James S. Cassano, Jerry Fan, and Harry Edelson to be elected by the holders of the Company’s common stock and Series A preferred stock, voting together as a single class;

2.       Ratify the appointment of BDO USA, LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2021;

2.       Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be a completely virtual meeting of stockholders. To listen to the Annual Meeting or submit questions or vote during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/IDEX2021. You will not be able to attend the Annual Meeting in person.

This notice of meeting, Proxy Statement, proxy card and copy of the Annual Report for the year ended December 31, 2020 are being distributed to shareholders on or about November 12, 2021. The foregoing items of business are more fully described in the attached Proxy Statement. Shareholders of record at the close of business on November 4, 2021, the record date, are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 22, 2021

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at:
www.proxyvote.com

IDEANOMICS, INC.

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Ideanomics, Inc., a Nevada corporation (“we,” “us,” the “Company” or “Ideanomics”), for use at the Annual Meeting of Shareholders to be held on December 22, 2021, at 10:00, AM, local time (New York Time). In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/IDEX2021, where you will be able to listen to the meeting live, submit questions and vote. We encourage you to vote your shares prior to the Annual Meeting. Our telephone number at our principal executive offices is (212) 206-1216.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Share Ownership

Shareholders of record at the close of business on November 4, 2021, which date is referred to herein as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date: 493,410,871 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding and held of record by approximately 387 shareholders of record, with each of those shares being entitled to one (1) vote; 7,000,000 shares of our Series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”) were issued and outstanding and held of record by 1 shareholder of record, with the holders thereof being entitled to ten (10) votes for each share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock.

A list of these shareholders will be available for inspection during ordinary business hours at our offices located at 1441 Broadway, Suite 5116, New York, NY 10018, for at least ten (10) days prior to the Annual Meeting. The list will also be available for inspection during the Annual Meeting.

Voting, Solicitation and Revocability of Proxy

If you are a shareholder of record, you may vote online at the virtual Annual Meeting.

If you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, over the telephone or by mail. The procedures for voting by proxy are as follows:

•	To vote by proxy over the Internet go to the web address listed on the proxy card; or

•	To vote by proxy over the telephone, dial the toll-free phone number listed on proxy card under the heading “Vote by Phone” and following the recorded instructions; or

•	To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.

In order to ensure that your vote is counted, please submit your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is submitted without specifying choices, the shares will be voted in line with the Board’s recommendation for Proposal 1 and Proposal 2.

You may revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by mail, by voting by ballot at the Annual Meeting, or by providing written notice of the revocation to our Secretary at our principal executive offices.

IMPORTANT: All shareholders are cordially invited to attend the virtual Annual Meeting. To assure your representation at the Annual Meeting, you are urged to vote your shares by proxy in accordance with the instructions included on the proxy card. Any shareholder attending the virtual Annual Meeting may vote even if he or she submitted a proxy. However, if a shareholder’s shares are held of record by a broker, bank or other nominee and the shareholder wishes to vote at the Annual Meeting, the shareholder must obtain from the record holder a proxy issued in his or her name.

Your vote is important. Accordingly, regardless of whether you plan to attend the Annual Meeting, you are urged to vote by proxy in accordance with the instructions included on the proxy card.

Attendance at the Annual Meeting is generally limited to our shareholders and their authorized representatives. Any shareholder may listen to the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/IDEX2021. The webcast will begin on December 22, 2021 10:00 AM, local time (New York Time). To enter the meeting, please have your 16-digit control number, which is available on your proxy card or voting instruction form. If you do not have your 16-digit control number please contact your bank, brokerage firm or follow the instructions on how to participate at www.virtualshareholdermeeting.com/IDEX2021. On the day of the Annual Meeting, if you encounter any difficulties accessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the log-in page for our virtual Annual Meeting for assistance.

If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. However, attendance at the Annual Meeting will not revoke a proxy unless you actually vote at the virtual Annual Meeting.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxy holders named in the accompanying proxy will vote the shares represented by the proxy in their discretion. As of the date of this Proxy Statement, we are not aware of any other matter that might be presented at the Annual Meeting.

The presence at the virtual Annual Meeting or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Assuming a quorum is present, under Nevada law, and our Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, as amended (the “Bylaws”), with respect to Proposal 1, directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that for Proposal 1, the five (5) candidates receiving the highest number of affirmative votes of the issued and outstanding Common Stock and Series A Preferred Stock, voting together as a single class on an as-converted basis at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality. To approve Proposal 2, the number of votes cast in favor of Proposal 2 need to exceed the number of votes cast in opposition to Proposal 2.

The inspector of election appointed for the Annual Meeting will determine the existence of a quorum and will tabulate the votes cast at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker “non-votes” (shares held by a bank, broker or other nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be counted by us as present at the Annual Meeting. Abstentions and broker non-votes, however, do not technically constitute a “vote cast” (affirmatively or negatively) on any matter and thus will be disregarded in the calculation of votes cast and whether shareholder approval of the matter has been obtained. Therefore, an abstention or broker non-vote will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though they will be counted as present at the Annual Meeting in determining the presence of a quorum.

Under current NYSE rules regulating banks, brokers or other nominees and under applicable rules of the U.S. Securities and Exchange Commission, or the Commission, brokers, banks or other nominees that have not received voting instructions from a customer may only vote the customer’s shares in discretion of the bank, broker or other nominee on proposals regarding “routine” matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm. However, without your specific instructions, your bank, broker, or other nominee may not vote your shares in the election of directors.

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders by, or on behalf of, the Company, will be borne by the Company. The Company has agreed to pay Morrow Sodali a fee of $20,000 plus associated disbursements and other variable costs. The Company will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain customary claims, liabilities, losses, damages and expenses. Copies of the Company’s solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, including our Annual Report on Form 10-K for the year ended December 31, 2020, to beneficial owners. In addition, if asked, the Company will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

MATTERS TO BE CONSIDERED AT
THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Board consists of one class of directors, which together currently include five (5) members: Alfred P. Poor, Shane McMahon, James S. Cassano, Jerry Fan, and Harry Edelson. Effective upon the Annual Meeting, our board will consist of five (5) members. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

Each of the directors listed above have been nominated as candidates for election as directors, as follows:

Proposal 1: Five (5) directors, including Alfred P. Poor, Shane McMahon, James S. Cassano, Jerry Fan, and Harry Edelson to be elected by the holders of the Company’s Common Stock and Series A Preferred Stock, voting together as a single class.

If elected, the directors will hold office until the next Annual Meeting and until their respective successor is elected and qualified. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of the nominee. In case the nominee becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

The following paragraphs set forth information regarding the current ages, positions, and business experience of the nominees.

Board Nominees

Alfred P. Poor

Director Since: December 2018 Age: 52

Mr. Poor has served as our Chief Executive Officer since February 2019 and has been responsible for overseeing the capitalization and development of the business into two key divisions, Ideanomics Mobility and Ideanomics Capital, which position the company to scale for the growth anticipated in each division. Mr. Poor is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

Shane McMahon*

Director Since: July 2010 Age: 51

Mr. McMahon was appointed as Executive Chairman as of July 23, 2021, and was previously our Vice Chairman from January 12, 2016 to July 23, 2021, and was our Chairman from July 2010 to January 2016. Prior to joining us, from 2000 to December 31, 2009, Mr. McMahon served in various executive level positions with World Wrestling Entertainment, Inc. (NYSE: WWE). Mr. McMahon also sits on the Boards of Directors of International Sports Management (USA) Inc., a Delaware corporation, and Global Power of Literacy, a New York not-for-profit corporation.

Mr. McMahon has significant marketing and promotion experience and has been instrumental in exploiting content programming on a global basis. In light of our business and structure, Mr. McMahon’s extensive executive and industry experience led us to the conclusion that he should serve as a director of our Company.

James S. Cassano*

Director Since: January 2008 Age: 75

The Board appointed James S. Cassano as our Non-Executive Vice-Chairman as of July 23, 2021. Mr. Cassano has served as a board member of the Company since January 11, 2008. Since December 2010, Mr. Cassano has been a Partner & Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. Mr. Cassano has served as executive vice president, chief financial officer, secretary and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB: JGAC), a blank check company, since its formation in June 2005. Mr. Cassano has served as a managing director of Katalyst LLC, a company which provides certain administrative services to Jaguar Acquisition Corporation, since January 2005. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was renamed Tickets.com and went public through an IPO in 1999. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Mr. Cassano has significant senior management experience, including service as chief executive officer, executive vice president, chief financial officer, secretary and director. In light of our business and structure, Mr. Cassano’s extensive executive experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Jerry Fan*

Director Since: January 2016 Age: 55

Mr. Fan was appointed as director of the Company on January 12, 2016. Mr. Fan is Corporate Vice President for Asia Pacific Region at Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor company that he has joined since November 2012. Prior to ADI, Mr. Fan worked for Cisco Systems, Inc. (NASDAQ: CSCO) for 15 years between 1997 and 2012 in a number of senior management roles, including Sales Managing Director for Cisco China, Sales Director for Cisco Australia and Senior Manager for Operations and Strategy for the Cisco Service Provider business based in Hong Kong. Mr. Fan started his career in 1988 working at Fudan University as a faculty member in both teaching and research roles. He graduated from Fudan University with a Computer Science bachelor's degree and an Executive MBA degree from CEIBS (China European International Business School) in 1999.

Mr. Fan has more than 30 years of experience in top management positions in China and the Asia Pacific region, working for several multinational technology companies. He also has served in senior management positions of several U.S. public companies. In light of our business and structure, Mr. Fan’s extensive industry and business experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Harry Edelson*

Director Since: September 2019 Age: 88

Mr. Edelson was appointed as director of the Company effective as of September 15, 2019, CFA, CCP, CDP, is the Founder of Edelson Technology Partners, and President since 1980 of Edelson Technology, Inc., a company involved in consulting, fundraising, M&A, and investments. From 1984 until 2005 Mr. Edelson was an advisor and consultant for 10 multinational corporations (AT&T, Viacom, 3M, Ford Motor, Cincinnati Bell, Colgate-Palmolive, Reed Elsevier, Imation, Asea Brown Boveri and UPS). During this time he managed four technology-oriented strategic venture capital funds for the aforementioned 10 companies using corporate rather than pension money. He has served on over 150 boards of directors, 12 as chairman. At some time in the past five years, Mr. Edelson served as a director of four private companies, Airwire, PogoTec, eChinaCash, Pathway Genomics, and one public company, China Gerui. Executive positions in industry include Senior Systems Computer Engineer for Unisys, Transmission Engineer for AT&T (1962-1967), CTO for Cities Service (1967-1970) and Director of Marketing for a terminal manufacturer serving the nascent internet industry (1971-1973). His experience in technology led him to a 12 year career as a securities analyst on Wall Street covering telecommunications, computers, and office equipment for three leading investment banking firms in the 1970s and 1980s. Mr. Edelson obtained a BS in Physics from Brooklyn College in 1962, MBA from New York University Graduate School of Business in 1965, and completed a Graduate Program in Telecommunications Engineering at the Cornell Graduate School of Electrical Engineering in 1966. In 2007, Mr. Edelson served as Chairman and Chief Executive Officer for China Opportunity Acquisition Corp., a SPAC that raised $40 million and merged with China Gerui in 2009. Mr. Edelson was a Council member of The Julliard School of Music Dance & Drama, and is the founder and still Chairman of the China Investment Group; and the founder and current member of the Chinese Cultural Foundation. Mr. Edelson’s qualifications to serve as a director include decades of experience on Wall Street and various venture capital ventures. He has SPAC experience, vast board experience, and participated in numerous M&A transactions.

Except as noted above, the above persons do not hold any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Vote Required

The election of the nominees listed in Proposal 1 requires a plurality of the issued and outstanding Common Stock and Series A Preferred Stock, entitled to vote and voting together as a single class on an as-converted basis at the Annual Meeting vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the Company’s shareholders vote FOR the election of the nominees listed in Proposal 1 above.

CORPORATE GOVERNANCE

Director Independence

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that James S. Cassano, Jerry Fan, Harry Edelson and Shane McMahon are independent as defined in applicable SEC and NASDAQ rules and regulations, and that each constitutes an “Independent Director” as defined in NASDAQ Listing Rule 5605.

Board Leadership Structure and Corporate Governance

Our current corporate governance practices and policies are designed to promote shareholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website https://investors.ideanomics.com/corporate-governance. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting our Corporate Secretary at IR@ideanomics.com.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five (5) members: Alfred P. Poor, Shane McMahon, James S. Cassano, Jerry Fan, and Harry Edelson. Effective upon the Annual Meeting, our Board will consist of five (5) members: Alfred P. Poor, Shane McMahon, James S. Cassano, Jerry Fan, and Harry Edelson. The Board has established three (3) Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which are available on the Company’s website https://investors.ideanomics.com/corporate-governance.

Governance Structure

Our Board of Directors is responsible for corporate governance in compliance with reporting laws and for representing the interests of our shareholders. The Board is currently composed of five members, four of whom are considered independent, non-executive directors. Details on Board membership, oversight and activity are reported below.

We encourage our shareholders to learn more about our Company’s governance practices at our website https://www.ideanomics.com.

Audit Committee

Our Audit Committee currently consists of James S. Cassano, Harry Edelson, and Jerry Fan with Mr. Cassano acting as Chair. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Cassano serves as our Audit Committee financial expert as that term is defined by the applicable SEC rules. The Audit Committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

•	reviewing with our independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

•	discussing the annual audited financial statements with management and our independent auditors;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

•	annually reviewing and reassessing the adequacy of our Audit Committee charter;

•	overseeing the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;

•	reporting regularly to and reviewing with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the performance and independence of the independent auditors and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

Compensation Committee

Our Compensation Committee currently consists of Harry Edelson, Jerry Fan and James S. Cassano with Mr. Cassano acting as Chair. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. The Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation;

•	reviewing and making recommendations to the Board with regard to the compensation of other executive officers;

•	reviewing and making recommendations to the Board with respect to the compensation of our directors; and

•	reviewing and making recommendations to the Board regarding all incentive-based compensation plans and equity-based plans, including the 2010 Equity Incentive Plan, as amended.

The Compensation Committee has sole authority to retain and terminate any consulting firm or other outside advisor to assist the committee in the evaluation of director, chief executive officer or senior executive compensation and other compensation-related matters, including sole authority to approve the firms’ fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees consisting of one or more members of the Compensation Committee.

Governance and Nominating Committee

Our Governance and Nominating Committee currently consists of James S. Cassano, Jerry Fan and Harry Edelson with Mr. Edelson acting as Chair. The Governance and Nominating Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Governance and Nominating Committee is responsible for, among other things:

•	identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

•	selecting directors for appointment to committees of the Board; and

•	overseeing annual evaluation of the Board and its committees for the prior fiscal year.

The Governance and Nominating Committee has sole authority to retain and terminate retain and terminate any search firm that is to be used by the Company to assist in identifying director candidates, including sole authority to approve the firms’ fees and other retention terms. The Governance and Nominating Committee may also form and delegate authority to subcommittees consisting of one or more members of the Governance and Nominating Committee.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential director candidate, including those recommended by shareholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

Summary of Qualifications of Current Directors

For a summary of qualifications of current directors, please see the section above entitled “Proposal No. 1: Election of Directors — Board Nominees.”

Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee members meet separately with representatives of the independent auditing firm.

•	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•	The Governance & Nominating Committee oversees risks relating to corporate governance and compliance.

Committees and Meeting Attendance

Our Board held 18 meetings in connection with matters related to the fiscal year ended December 31, 2020. Our Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Audit Committee held 4 meetings in connection with matters related to the fiscal year ended December 31, 2020. The Compensation Committee held 4 meetings and the Governance and Nominating Committee during the fiscal year ended December 31, 2020.

During fiscal year 2020, each member of the Board attended or participated in 90% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Our Bylaws provide that the Executive Chairman (and in his absence, the Chairman) shall preside at all meetings of our shareholders and the Board. Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders.

Code of Ethics

Our Board of Directors adopted a code of business conduct and ethics that applies to our directors, officers, employees and advisors, which became effective in January 2016. We have posted a copy of our code of business conduct and ethics on our website at https://investors.ideanomics.com/corporate-governance.

Communications by Shareholders with Directors

The Chairman of our Board may receive and distribute to our Board, and arrange for responses to, communications from shareholders. Shareholders may communicate with any and all of our directors by transmitting correspondence by facsimile or email, addressed as follows:

c/o Corporate Secretary

E-mail Address: ir@ideanomics.com

Our Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to the Chairman and the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary. Our Board or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practicable. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified directors. The Corporate Secretary relays all communications to directors absent safety or security issues.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BF Borgers CPA PC (“BFB”) was our independent registered public accounting firm for the year ended December 31, 2020. On September 24, 2021, that firm was dismissed. The dismissal of BFB was approved by our Audit Committee. BDO USA, LLP (“BDO”) was appointed our independent registered public accounting firm on September 24, 2021. Our Board has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and recommends that shareholders vote for ratification of this appointment.

During the fiscal years ended December 31, 2020 and 2019, and in the subsequent interim period through September 24, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BFB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BFB would have caused BFB to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2020 and 2019 and through September 24, 2021, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports by BFB on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the year ended December 31, 2019, BFB’s report included a report on the effectiveness of the Company’s internal control over financial reporting.

On September 24, 2021, the Company engaged BDO as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021. The decision to appoint BDO was approved by the Audit Committee. During the fiscal years ended December 31, 2020 and 2019 and through September 24, 2021, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Shareholder ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is not required by our Bylaws or otherwise; however, our Board is submitting the appointment of BDO to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, our Audit Committee and our Board will reconsider whether or not to retain BDO. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our shareholders.

A representative of BDO is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the meeting.

Fees Paid to Our Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by BFB for professional services rendered for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
Audit Fees:
BF Borgers (BFB)	850	856
TOTAL	$850	$856

* “Audit Fees” consisted of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board of Directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board of Directors pre-approved the audit service performed by BFB for our consolidated financial statements as of and for the year ended December 31, 2020 and 2019.

Vote Required

Approval of the ratification of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting to vote “FOR” the proposal.

Recommendation of Our Board

Our Board recommends that the shareholders vote FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

MANAGEMENT

Directors and Executive Officers

The following sets forth the name and position of each of our current executive officers and directors as of November 12, 2021.

NAME	AGE	POSITION
Shane McMahon	51	Executive Chairman
Alfred P. Poor	52	Chief Executive Officer, Director
Conor McCarthy	63	Chief Financial Officer
James S. Cassano	75	Director
Jerry Fan	55	Director
Harry Edelson	88	Director

Shane McMahon. Mr. McMahon was appointed as Executive Chairman as of July 23, 2021, and was previously our Vice Chairman from January 12, 2016 to July 23, 2021, and was our Chairman from July 2010 to January 2016. Prior to joining us, from 2000 to December 31, 2009, Mr. McMahon served in various executive level positions with World Wrestling Entertainment, Inc. (NYSE: WWE). Mr. McMahon also sits on the Boards of Directors of International Sports Management (USA) Inc., a Delaware corporation, and Global Power of Literacy, a New York not-for-profit corporation.

Mr. Alf Poor. Mr. Poor has served as our Chief Executive Officer since February 2019 and has been responsible for overseeing the capitalization and development of the business into two key divisions, Ideanomics Mobility and Ideanomics Capital, which position the company to scale for the growth anticipated in each division. Mr. Poor is a former Chief Operating Officer at Global Data Sentinel, a cybersecurity company that specializes in identity management, file access control, protected sharing, reporting and tracking, AI and thread response, and backup and recovery. He is the former President and Chief Operating Officer of Agendize Services Inc., a company with an integrated suite of applications that help businesses generate higher quality leads, improve business efficiency and customer engagement. Mr. Poor is a client-focused and profitability-driven management executive with a track record of success at both rapidly-growing technology companies and large, multi-national, organizations.

Mr. Conor McCarthy. Mr. McCarthy was appointed as our Chief Financial Officer and Chief Accounting Officer on September 9, 2019. Mr. McCarthy has over 30 years of experience as a Chief Financial Officer in areas such as corporate strategy and corporate finance including capital raising and M&A. Mr. McCarthy most recently served as the Chief Financial Officer of OS33, a private equity backed FinTech SaaS platform for compliance and productivity enablement for the wealth management industry with 200 employees from July 2018 to May 2019. Prior to that, Mr. McCarthy served as the (i) Chief Financial Officer of Intent from May 2016 to July 2018; (ii) the Chief Financial Officer of Convergex Group from June 2014 to July 2015 and (iii) the Chief Financial Officer and Finance Director of the Americas for GFI Group, Inc., a NYSE-listed fintech wholesale money broker with revenues of almost $1Billion (now part of BGC Partners, Nasdaq: BGCP), from March 2005 to June 2014. Mr. McCarthy, holds a CA from the Institute of Chartered Accountants in Ireland. Mr. McCarthy started his career as an auditor with KPMG in Ireland. Mr. McCarthy then transitioned into financial services, working as CFO, Treasurer, and in other executive finance roles, with trading and brokerage firms, as well as high growth fintech partners supporting the financial services industry.

James S. Cassano. The Board appointed James S. Cassano as our Non-Executive Vice-Chairman as of July 23, 2021. Mr. Cassano has served as a board member of the Company since January 11, 2008. Since December 2010, Mr. Cassano has been a Partner & Chief Financial Officer of CoActive Health Solutions, LLC, a worldwide contract research organization, supporting the pharmaceutical and biotechnology industries. Mr. Cassano has served as executive vice president, chief financial officer, secretary and director of Jaguar Acquisition Corporation a Delaware corporation (OTCBB: JGAC), a blank check company, since its formation in June 2005. Mr. Cassano has served as a managing director of Katalyst LLC, a company which provides certain administrative services to Jaguar Acquisition Corporation, since January 2005. In June 1998, Mr. Cassano founded New Forum Publishers, an electronic publisher of educational material for secondary schools, and served as its chairman of the Board and chief executive officer until it was sold to Apex Learning, Inc., a company controlled by Warburg Pincus, in August 2003. He remained with Apex until November 2003 in transition as vice president business development and served as a consultant to the company through February 2004. In June 1995, Mr. Cassano co-founded Advantix, Inc., a high volume electronic ticketing software and transaction services company which handled event related client and customer payments, that was renamed Tickets.com and went public through an IPO in 1999. From March 1987 to June 1995, Mr. Cassano served as senior vice president and chief financial officer of the Hill Group, Inc., a privately-held engineering and consulting organization, and from February 1986 to March 1987, Mr. Cassano served as vice president of investments and acquisitions for Safeguard Scientifics, Inc., a public venture development company. From May 1973 to February 1986, Mr. Cassano served as partner and director of strategic management services (Europe) for the strategic management group of Hay Associates. Mr. Cassano received a B.S. in Aeronautics and Astronautics from Purdue University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Jerry Fan. Mr. Fan was appointed as director of the Company on January 12, 2016. Mr. Fan is Corporate Vice President for Asia Pacific Region at Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor company that he has joined since November 2012. Prior to ADI, Mr. Fan worked for Cisco Systems, Inc. (NASDAQ: CSCO) for 15 years between 1997 and 2012 in a number of senior management roles, including Sales Managing Director for Cisco China, Sales Director for Cisco Australia and Senior Manager for Operations and Strategy for the Cisco Service Provider business based in Hong Kong. Mr. Fan started his career in 1988 working at Fudan University as a faculty member in both teaching and research roles. He graduated from Fudan University with a Computer Science bachelor's degree and an Executive MBA degree from CEIBS (China European International Business School) in 1999.

Mr. Fan has more than 30 years of experience in top management positions in China and the Asia Pacific region, working for several multinational technology companies. He also has served in senior management positions of several U.S. public companies. In light of our business and structure, Mr. Fan’s extensive industry and business experience and his educational background led us to the conclusion that he should serve as a director of our Company.

Harry Edelson. Mr. Edelson was appointed as director of the Company effective as of September 15, 2019, CFA, CCP, CDP, is the Founder of Edelson Technology Partners, and President since 1980 of Edelson Technology, Inc., a company involved in consulting, fundraising, M&A, and investments. From 1984 until 2005 Mr. Edelson was an advisor and consultant for 10 multinational corporations (AT&T, Viacom, 3M, Ford Motor, Cincinnati Bell, Colgate-Palmolive, Reed Elsevier, Imation, Asea Brown Boveri and UPS). During this time he managed four technology-oriented strategic venture capital funds for the aforementioned 10 companies using corporate rather than pension money. He has served on over 150 boards of directors, 12 as chairman. At some time in the past five years, Mr. Edelson served as a director of four private companies, Airwire, PogoTec, eChinaCash, Pathway Genomics, and one public company, China Gerui. Executive positions in industry include Senior Systems Computer Engineer for Unisys, Transmission Engineer for AT&T (1962-1967), CTO for Cities Service (1967-1970) and Director of Marketing for a terminal manufacturer serving the nascent internet industry (1971-1973). His experience in technology led him to a 12 year career as a securities analyst on Wall Street covering telecommunications, computers, and office equipment for three leading investment banking firms in the 1970s and 1980s. Mr. Edelson obtained a BS in Physics from Brooklyn College in 1962, MBA from New York University Graduate School of Business in 1965, and completed a Graduate Program in Telecommunications Engineering at the Cornell Graduate School of Electrical Engineering in 1966. In 2007, Mr. Edelsonserved as Chairman and Chief Executive Officer for China Opportunity Acquisition Corp., a SPAC that raised $40 million and merged with China Gerui in 2009. Mr. Edelson was a Council member of The Julliard School of Music Dance & Drama, and is the founder and still Chairman of the China Investment Group; and the founder and current member of the Chinese Cultural Foundation. Mr. Edelson’s qualifications to serve as a director include decades of experience on Wall Street and various venture capital ventures. He has SPAC experience, vast board experience, and participated in numerous M&A transactions.

There are no agreements or understandings between any of our executive officers or directors and any other persons to resign at the request of another such other person and to act on behalf of or at the direction of any such other person.

Directors are elected for one-year term and until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table (2020 and 2019)

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons (our “named executive officers”) for services rendered in all capacities during the noted periods.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards (3) ($)	Option awards (#)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Bruno Wu (Former Chief Executive Officer)(1)	2019	250,000	-	-	2,500,000	-	-	-	250,000
	2020	250,000	-	-	-	-	-	-	250,000
Alfred P. Poor (Chief Executive Officer)	2019	300,000	50,000	-	2,000,000	-	-	-	350,000
	2020	383,333	500,000	-	1,000,000	-	-	-	883,333
Conor McCarthy (Chief Financial Officer)(2)	2019	116,667	50,000	-	1,500,000	-	-	-	166,667
	2020	289,900	350,000	-	-	-	-	-	639,900
Carla Oiong Zhou (Chief Revenue Officer)	2019	250,000	-	-	1,000,000	-	-	-	250,000
	2020	250,000	-	-	-	-	-	-	250,000

(1)	On November 12, 2018 , Bruno Wu resigned from his position as a Chief Executive Officer of the Company. On February 22, 2019 Bruno Wu rejoined the Company as Executive Chairman. On December 31, 2020 Bruno Wu resigned his position as Executive Chairman.

(2)	Mr.McCarthy joined The Company on September 9, 2019, the salary represents a prorated amount for the year.

(3)	Reflects the aggregate grant date fair value of option or restricted stock units determined in accordance with FASB ASC Topic 718.

Employment Agreements

Alfred P. Poor

Employment Agreement

Effective on July 31, 2020, we entered into employment agreement with Mr. Poor for a term of 2 years pursuant to which Mr. Poor will receive an annual base salary of $500,000, a bonus of $300,000 earned on July 21, 2020, the date the employment contract became effective, and will be entitled to participate in all employment benefit plan and policies of the Company generally available. Mr. Poor will be entitled to stock options of up to 2,000,000 shares in 2021.

Effective July 23, 2021, we agreed to increase the annual base salary for Mr. Poor to $850,000. The employment agreement for Mr. Poor otherwise remains in its current form.

Conor McCarthy

Employment Agreement

Effective on July 31, 2020, we entered into an employment agreement with Mr. McCarthy for a term of 2 years pursuant to which Mr. McCarthy will receive an annual salary of $350,000 and will be entitled to participate in all employment benefit plan and policies of the Company. Mr. McCarthy will be entitled to stock options of up to 750,000 shares in 2021.

Effective July 23, 2021, we agreed to increase the annual base salary for Mr. McCarthy to $525,000. The employment agreement for Mr. McCarthy otherwise remains in its current form.

We have not provided retirement benefits or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards of our named executive officers outstanding at December 31, 2020.

Option awards
				Equity
				incentive
				plan awards: Number
				of			Number of
	Number of		Number of	securities			shares or	Market value
	securities		securities	underlying			units of	of shares of
	underlying		underlying	unexercised	Option		stock that	units of stock
	unexercised		unexercised	unearned	exercise	Option	have not	that have not
	options		options	options	price	expiration	vested	vested
Name	(#) exercisable		(#) unexercisable	(#)	($)	date	(#)	($)
Bruno Wu	1,041,666		1,458,334	—	1.98	February 20, 2029	1,458,334	$2,902,084

Alfred P. Poor	833,333		1,166,667	—	1.98	February 20, 2029	1,166,667	2,321,667
	125,000	(1)	499,998		0.53	December 7, 2030	499,998	994,996

Conor McCarthy	937,500		562,500	—	0.53	September 20, 2029	562,500	1,119,375

(1) Excludes 125,000 shares underlying options exercised by Mr. Poor as of November 7, 2020.

Compensation of Directors

The following table sets forth certain information concerning the compensation paid to our directors for services rendered to us during the fiscal year ended December 31, 2020.

	Fees				Nonqualified
	earned or			Non-equity	deferred
	paid in	Stock	Option	incentive plan	compensation	All other
	cash	awards(1)	awards(2)	compensation	earnings	compensation	Total
Name	($)	($)	(#)	($)	($)	($)	($)
Bruno Wu(3)	250,000	—	—	—	—	—	250,000
Shane McMahon	36,000	—	—	—	—	—	36,000
Alfred P. Poor(4)	383,333	—	1,000,000	—	—	—	383,333
James S. Cassano	156,000	—	263,333	—	—	—	156,000
Jerry Fan	36,000	—	250,000	—	—	—	36,000
John Wallace	—	—	—	—	—	—	—
Steven Fadem	50,000	—	500,000	—	—	—	50,000
Harry Edelson	50,000	—	500,000	—	—	—	50,000

(1) Reflects the aggregate grant date fair value of restricted stock determined in accordance with FASB ASC Topic 718.

(2) Reflects the number of stock options granted in 2020.

(3) Mr. Wu received this compensation solely in his capacity as our then Executive Chairman.

(4) Mr. Poor received this compensation solely in his capacity as our Chief Executive Officer.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2020. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee consists of three members: James S. Cassano, Harry Edelson and Jerry Fan with Mr. Cassano acting as Chair. All of the members are independent directors under the NASDAQ and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with the Company’s management and BF Borgers CPA PC, the Company’s 2020 independent registered public accounting firm (“BF Borgers”). The Audit Committee has also discussed with BF Borgers the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, issued by the Public Company Accounting Oversight Board (United States).

The Audit Committee also has received and reviewed the written disclosures and the letter from BF Borgers required by applicable requirements of the Public Company Accounting Oversight Board regarding BF Borgers’ communications with the Audit Committee concerning independence, and has discussed with BF Borgers its independence from the Company.

Submitted by the Audit Committee of the Board of Directors

James S. Cassano (Chair)
Harry Edelson
Jerry Fan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related person transactions. The Audit Committee has primary responsibility for reviewing all related party transactions involving the Company’s directors, officers and directors’ and officers’ immediate family members. The Board may determine to permit or prohibit the Related Party Transaction. For any ongoing relationships, the Board shall annually review and assess the relationships with the Related Party and whether the Related Party Transaction should continue.

Under the policy, a “related party transaction” means any transaction directly or indirectly involving any Related Party that would need to be disclosed under Item 404 of Regulation S-K. Under Item 404, the Company is required to disclose any transaction occurring since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest. “Related Party Transaction” also includes any material amendment or modification to an existing Related Party Transaction. For the purposes of this policy, a “Related Party” means (A) a director, including any director nominee, (B) an executive officer; (C) a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; or (D) a person known by the Company to be an immediate family member of any of the foregoing. “Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director, or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director, or beneficial owner.

The following is a summary of transactions since the beginning of the 2018 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11—“Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions with Bruno Wu, former Executive Chairman

On November 25, 2019, the Company entered into a convertible promissory note agreement with SSSIG, an affiliate of Dr. Wu, in the aggregate principal amount of $1.0 million. The convertible promissory note bore interest at a rate of 4.0%, was initially scheduled to mature on November 25, 2021, and was convertible into the shares of the Company’s common stock at a conversion price of $1.25 per share anytime at the option of SSSIG. As of December 31, 2019, the Company received $0.25 million from SSSIG. The Company did not receive the remaining $0.975 million due under this note. On June 5, 2020, the Audit Committee and the Board of Directors approved the reduction of conversion price to $0.59, contingent upon the immediate conversion of the convertible promissory note. On June 5, 2020, the convertible promissory note, including accumulated interest, was converted into 0.4 million shares of common stock.

On February 8, 2019, the Company entered into a convertible promissory note agreement with SSSIG, an affiliate of Dr. Wu, in the aggregate principal amount of $2.5 million. The convertible promissory note bore interest at a rate of 4.0%, was scheduled to mature on February 8, 2020, and was convertible into shares of the Company’s common stock at a conversion price of $1.83 per share anytime at the option of SSSIG. As of December 31, 2019, the Company received $1.3 million from SSSIG. The Company did not receive the remaining $1.2 million due under this note. On June 5, 2020, the Audit Committee and the Board of Directors approved the reduction of the conversion price to $0.59, contingent upon the immediate conversion of the convertible promissory note. On June 5, 2020, the convertible promissory note including accumulated interest was converted into 2.2 million shares of common stock.

In connection with our acquisition with Grapevine on September 4, 2018, Fomalhaut Limited (“Fomalhaut”), a British Virgin Islands company and an affiliate of Bruno Wu (“Dr. Wu”), the Chairman of the Company, is the non-controlling equity holder of 34.35% in Grapevine (the “Fomalhaut Interest.”) Fomalhaut entered into an option agreement, effective as of August 31, 2018 (the “Option Agreement”), with the Company pursuant to which the Company provided Fomalhaut with the option to sell the Fomalhaut Interest to the Company. In May 2019, the Company entered into two amendments to the Option Agreement. The aggregate exercise price for the Option was amended to the greater of: (1) fair market value of the Fomalhaut Interest in Grapevine as of the close of business on the date preceding the date upon which the option is exercised; and (2) $1.84 per share of the Company’s common stock. It was also agreed that the full amount of the exercise price shall be paid in the form of common stock of the Company. In June 2019, the Company issued 0.6 million shares in exchange for a 34.3% ownership in Grapevine as a result of the exercise of the Option.

On September 7, 2018, the Company entered into an agreement to purchase FinTalk Assets with Sun Seven Star International Limited, a Hong Kong company and an affiliate of Dr. Wu. FinTalk Assets are the rights, titles and interest in a secure mobile financial information, social, and messaging platform that has been designed for streamlining financial-based communication for professional and retail users. The purchase price for Fintalk Assets is $7.0 million payable with $1.0 million in cash and shares of the Company’s common stock with a fair market value of $6.0 million. The Company paid $1.0 million in October 2018 and recorded in prepaid expense because the transaction had not closed. The purchase price was later amended to $6.4 million, payable with $1.0 million in cash and shares of the Company’s common stock with a value of $5.4 million. The Company issued 2.9 million common shares in June 2019 and completed the transaction.

In May 2019, the Company determined to sell the Red Rock business and entered into an agreement with Redrock Capital Group Limited, an affiliate of Dr. Wu, to sell its entire interest in Red Rock for consideration of $0.7 million. The Company decided to sell Red Rock primarily because it has incurred operating losses and its business is no longer needed based on the Company’s business plan. The transaction was completed in July 2019 and the Company recorded a disposal gain of $0.6 million recorded in “Gain (loss) on disposal of subsidiaries, net” in the consolidated statements of operations.

In June 2020, the Audit Committee and the Board of Directors approved the conversion of some borrowings from Dr. Wu at a conversion price of $0.59 per common share, contingent upon the immediate conversion of these amounts. On June 5, 2020, the borrowings of $1.5 million, including the $0.4 million transferred from Beijing Financial Holding Limited, were converted into 2.6 million shares of common stock.

In June 2020, the Company entered a service agreement with SSSIG for the period from July 1, 2020 through June 30, 2021 for $1.4 million in exchange for consulting services from SSSIG, the services include but are not limited to human resources, finance and legal advice. The Company recorded the service charges of $0.7 million in “professional fess” for the year ended December 31 2020, and $0.2 million in “Amount due to related parties” as of December 31 2020. The Company is currently in process of negotiating the agreement with SSSIG.

Other Related Party Transactions

On May 10, 2012, Mr. McMahon, our then Vice Chairman, made a loan to the Company in the amount of $3.0 million. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3.0 million (the “Note”) at a 4.0% interest rate computed on the basis of a 365-day year. The Company entered several amendments with respect to the effective conversion price (changed from $1.75 to $1.50), convertible stocks (changed from of Series E Preferred Stock to Common Stock) and extension of the maturity date to December 31, 2020. On June 5, 2020, the Audit Committee and the Board of Directors approved the reduction of conversion price to $0.59, contingent upon the immediate conversion of the Note. On June 5, 2020, the Note was converted into 5.1 million shares of common stock. The Company paid the accumulated interest $0.3 million in cash prior to the conversion.

Except as set forth in our discussion above, none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2021 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our executive officers and directors as a group; and (iii) by all of our executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Ideanomics, Inc., at 1441 Broadway, Suite 5116, New York, NY 10018. Information in this table with respect to our directors, named executive officers and all directors and executive officers as group is based upon information supplied by these individuals.

Name and							Combined Common Stock and
Address of		Common Stock (2)			Series A Preferred Stock (3)		Series A (4)
Beneficial	Office, If			% of		% of
Owner	Any	Shares		Class	Shares	Class	Votes	Percentage
Directors and Officers
Shane McMahon	Executive Chairman	6,494,990	(5)	1.4%	0	*	6,494,990	1.4%
Alfred P. Poor	CEO, Director	4,475,215	(6)	* %	0	*	4,475,215	*	%
James S. Cassano	Director	1,350,193	(7)	*	0	*	1,350,193	*	%
Harry Edelson	Director	600,000	(8)	*	0	*	600,000	*	%
Jerry Fan	Director	775,800	(9)	*	0	*	775,800	*	%
Conor McCarthy	CFO	1,915,062	(10)	*	0	*	1,915,062	*	%

All officers and directors as a group (6 persons named above)		15,611,260		3.3%			15,611,260	3.3%

5% Securities Holders

Sun Seven Stars Investment Group Limited (11)		36,071,565	(12)	7.5%	7,000,000	100%	44,471,562	9.2%

*Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our securities. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)

Applicable percentage ownership is based on 484,821,523 shares of common stock outstanding as of September 30, 2021 and the number of convertible securities held by each beneficial owner that has the right to acquire stock through the exercise of such convertible securities within 60 days from September 30, 2021.

(3)	Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding as of September 30, 2021, with the holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333333 shares of Common Stock), or a total of 9,333,330 votes.

(4)	Represents total voting power with respect to all shares of our Common Stock and Series A Preferred Stock.

(5)	Includes (i) 5,218,080 shares of Common Stock, (ii) 244,444 shares of Common Stock underlying options exercisable within 60 days at $1.84 per share, (iii) 40,000 shares of Common Stock underlying options exercisable within 60 days at $4.50 per share; (iv) 166,666 shares of Common Stock underlying options exercisable within 60 days at $2.00 per share, (v) 75,800 shares of Common Stock underlying options exercisable within 60 days at $5.57 per share; (vi) 500,000 shares of Common Stock underlying options exercisable within 60 days at $1.98 per share; and (vii) vested 250,000 restricted shares units.

(6)	Includes (i) 250,000 shares of Common Stock, (ii) 750,000 shares underlying options exercisable within 60 days at $0.53 per share, (iii) 2,000,000 shares underlying options exercisable within 60 days at $1.98 per share; (iv) vested 1,141,875 restricted shares units; and (v) 333,340 shares underlying options exercisable within 60 days at $2.37 per share.

(7)	Includes (i) 225,808 shares of Common Stock, (ii) 6,111 shares underlying options exercisable within 60 days at $1.84 per share, (iii) 8,974 shares underlying options exercisable within 60 days at $2.91 per share, (iv) 75,800 shares underlying options exercisable within 60 days at $5.57, (v) 500,000 shares underlying options exercisable within 60 days at $1.98 per shares, (vi) 250,000 shares underlying options exercisable with 60 days at $0.53 per share; and (vii) vested 283,500 restricted shares units.

(8)	Includes (i) 500,000 shares underlying options exercisable within 60 days at $0.53 and (ii) vested 100,000 restricted shares units.

(9)	Includes (i) 100,000 shares of Common Stock, (ii) 250,000 shares underlying options exercisable within 60 days at $1.98; (iii) 75,800 shares underlying options exercisable within 60 days at $5.57; (iv) 250,000 shares underlying options exercisable within 60 days at $0.53; and (v) vested 100,000 restricted shares units.

(10)	Includes (i) 1,500,000 shares underlying options exercisable within 60 days at $0.53; (ii) 125,000 shares underlying options exercisable within 60 days at $2.37; and (iii) vested 290,062 restricted shares units.

(11)	Sun Seven Stars Investment Group Limited (“SSSIG”), a British Virgin Islands corporation, is an affiliate of Bruno Wu, the former Executive Chairman of the Company. SSSIG is a wholly-owned entity of Lan Yang, the spouse of Bruno Wu.

(12)	Includes (i) 35,138,232 shares of Common Stock and (ii) 933,333 shares of Common Stock that are issuable upon conversion of shares of Series A Preferred Stock.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table includes the information as of December 31, 2020 for each category of our equity compensation plan:

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding securities
Plan category	and rights (a)	and rights (b)	reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	25,172,209	$1.29	24,721,195
Equity compensation plans not approved by security holders	—	—	—
Total	25,172,209	$1.29	24,721,195

(1) On August 3, 2018, our Board of Directors approved and on August 28, 2018 our shareholders approved the Ideanomics Amended and Restated 2010 Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan to 31,500,000 pursuant to which incentive stock options, non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares may be granted to employees, directors and consultants of the Company and its subsidiaries. On October 22, 2020 our shareholders at our Annual General Meeting approved an increase of 25,300,000 in the number of shares authorized for issuance under the Plan to 56,800,000.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2022

Shareholder proposals that are intended to be presented by such shareholders at our 2022 Annual Meeting of Shareholders must be received by our Corporate Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Under the rules of the SEC, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the 2022 Annual Meeting of Shareholders must submit such proposals to Ideanomics by July 15, 2022.

OTHER MATTERS

Our Board knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are our shareholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected shareholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to our Secretary. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. If your shares are held in “street name”, you can request a change in your householding status by notifying your broker, bank or nominee.

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing.

The final results of the balloting at the Annual Meeting will appear in our Current Report on Form 8-K within four business days of the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000522873_1 R1.0.0.177 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. ELECTION OF DIRECTORS to be elected by the holders of the Company's Common Stock and Series A Preferred Stock, voting together as a single class. Nominees 01 Alfred P. Poor 02 Shane McMahon 03 James S. Cassano 04 Jerry Fan 05 Harry Edelson IDEANOMICS, INC. C/O TRANSFER ONLINE, INC. 512 SE SALMON STREET PORTLAND, OR 97214 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/21/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/21/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Ratification of appointment of BDO USA, LLP as independent registered public accounting firm. NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000522873_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is available at www.proxyvote.com IDEANOMICS, INC. Proxy Card PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 22, 2021. The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Tony Sklar and Alfred P. Poor or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of common stock and Series A preferred stock of Ideanomics, Inc. which the shareholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held virtually on December 22, 2021, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting at the virtual Annual Meeting of Shareholders of the Ideanomics, Inc. to be held on December 22, 2021 at 10:00 a.m. local time or any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified. Shareholders of record at the close of business on November 4, 2021, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Please complete, sign, date and mail this proxy form in the accompanying envelope as soon as possible even if you intend to be present at the meeting. You may also grant your Proxy via the Internet by following the instructions on below on this Proxy Card. Continued and to be signed on reverse side